Exhibit 99.2

NEWS RELEASE

HECLA REPORTS UNION RATIFICATION OF A

SIX-YEAR AGREEMENT AT LUCKY FRIDAY

FOR IMMEDIATE RELEASE

January 17, 2023

COEUR D’ALENE, IDAHO — Hecla Mining Company (NYSE:HL) today announced that the United Steelworkers (USW) Union Local 5114 has ratified the Collective Bargaining Agreement at the Company’s Lucky Friday Mine, located in Mullan, Idaho.

The USW Local 5114 and the Company have agreed to a 6-year contract. The work rules were largely unchanged from the prior agreement. Wages are increased to reflect recent inflationary pressures and to maintain Lucky Friday’s competitiveness in a tight labor market.

“With the ratification of this 6-year agreement, Lucky Friday is positioned for continued successful growth well into the future”, said Phillips S. Baker, Jr., President & CEO. “The agreement shows the strong working relationship with the USW Local 5114 and gives both the work force and Hecla, stability. With 2022’s 24% increase in silver production over 2021 and the expected further growth in the coming years, we believe this decade will be the best in the mine’s 80-year history.”

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE: HL) is the largest silver producer in the United States. In addition to operating mines in Alaska, Idaho, and Quebec, Canada, the Company is developing a mine in the Yukon, Canada, and owns a number of exploration and pre-development projects in world-class silver and gold mining districts throughout North America.

Cautionary Statements Regarding Estimates and Forward-Looking Statements

Statements made or information provided in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws, and “forward-looking information” within the meaning of Canadian securities laws. When a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition and often contain words such as “anticipate,” “intend,” “plan,” “will,” “could,” “would,” “estimate,” “should,” “expect,” “believe,” “project,” “target,” “indicative,” “preliminary,” “potential” and similar expressions. Forward-looking statements in this news release may include, without limitation: (i) Company has the potential to be the largest silver producer in the U.S. and Canada. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect, which could cause actual results to differ from forward-looking statements. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s projects being consistent with current expectations and mine plans; (iii) political/regulatory developments in any jurisdiction in which the Company

Hecla Mining Company • 1-800-432-5291 • hmc-info@hecla-mining.com	1

operates being consistent with its current expectations; (iv) certain price assumptions for gold, silver, lead and zinc; (v) prices for key supplies being approximately consistent with current levels; (vi) the accuracy of our current mineral reserve and mineral resource estimates; (vii) the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated; (viii) sufficient workforce is available and trained to perform assigned tasks; (ix) weather patterns and rain/snowfall within normal seasonal ranges so as not to impact operations; (x) relations with interested parties, including Native Americans, remain productive; and (xi) factors do not arise that reduce available cash balances.

In addition, material risks that could cause actual results to differ from forward-looking statements include but are not limited to: (i) gold, silver and other metals price volatility; (ii) operating risks; (iii) currency fluctuations; (iv) increased production costs and variances in ore grade or recovery rates from those assumed in mining plans; (v) community relations; and (vi) litigation, political, regulatory, labor and environmental risks. For a more detailed discussion of such risks and other factors, see the Company’s 2021 Form 10-K filed on February 22, 2022, and Form 10-Q filed on August 5, 2022 for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

Anvita M. Patil

Vice President – Investor Relations and Treasurer

Cheryl Turner

Communications Coordinator

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Hecla Mining Company • 1-800-432-5291 • hmc-info@hecla-mining.com	2